Exhibit 5.1

January 24, 2006

AmCOMP Incorporated
701 U.S. Highway One
North Palm Beach, Florida 33408

  Re:
  Registration Statement on Form S-1 (Registration No. 333-128272)

Ladies and Gentlemen:

        We have acted as counsel to AmCOMP Incorporated, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (File No. 333-128272) initially filed with the Securities and Exchange Commission (the "Commission") on September 13, 2005 (as amended through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of the offer and sale of up to 12,075,000 shares of the common stock, $0.01 par value per share (the "Common Stock"), of the Company that may be offered by the Company and certain selling stockholders pursuant to the Registration Statement, including (i) 6,000,000 shares of Common Stock that may be offered by the Company pursuant to the Registration Statement (the "Primary Shares"), (ii) 4,500,000 shares of Common Stock that may be offered by selling stockholders pursuant to the Registration Statement (the "Secondary Shares"), and (iii) 1,575,000 shares of Common Stock that may be offered by the selling stockholders to cover over-allotments pursuant to the Registration Statement (the "Over-Allotment Shares" and together with the Primary Shares and the Secondary Shares, the "Shares"). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

        In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, each as amended to date, the Registration Statement, corporate proceedings of the Company and such other documents as we have considered appropriate for purposes of this opinion.

        We have also reviewed such matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have further assumed for purposes of our opinion that on or prior to the date of this opinion (i) all of the outstanding shares of Series A preferred stock, $1.00 par value per share, of the Company will have been converted into shares of Common Stock and (ii) a 1-for-2.2904 reverse stock split of the Common Stock of the Company will have occurred, each as provided in the Registration Statement.

        On the basis of the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we advise you that in our opinion:

  (1)
  The Primary Shares are duly authorized, and, when the Registration Statement becomes effective under the Securities Act, and when appropriate certificates representing the Primary Shares are duly countersigned and registered by the Company's transfer agent and registrar and delivered to the Company's underwriters against payment of the agreed consideration therefor in accordance with the underwriting agreement pursuant to which the Primary Shares are to be sold, the Primary Shares will be validly issued, fully paid and nonassessable; and

  (2)
  The Secondary Shares and the Over-Allotment Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        We are members of the Bar of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances other than the General Corporation Law of the State of Delaware

(the "DGCL"). In rendering our opinion as it relates to the laws of the State of Delaware, we have relied solely upon a review of the Constitution of the State of Delaware and the DGCL, but not to the extent affected by other noncorporate law, and reported judicial decisions in the State of Delaware related to the subject matter of this opinion. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur. This opinion is being furnished solely for the Company's benefit in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

        2.     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP